EXHIBITS AND FINANCIAL STATEMENT TO BE FILED BY EDGAR


          Exhibits

                    1-B       Form of Distribution Agreement.

                    4-A       Form of Debenture Indenture.

                    5-A       Opinion of Berlack, Israels & Liberman LLP.

                    5-B       Opinion of Ballard Spahr Andrews & Ingersoll.

                    12-A Statement Showing Computation of Consolidated Ration of Earnings to Combined Fixed Charges and preferred Stock Dividends of
                              Subsidiaries.

                    23-C      Consent of Coopers & Lybrand L.L.P

                    24-B Certified copy of resolution of the Company's Board of Directors authorizing attorney-in-fact to sign the registration statement.

                    25 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

                    26 Invitation for Competitive Bids, including forms of invitation letter, Terms and Conditions and Proposal (with form of Purchase Agreement attached).